EXHIBIT 4.1

              AMENDMENT TO THE AMENDMENTS TO THE SERIES SUPPLEMENTS


         THIS amendment, dated as of February 15, 2005 (this "Amendment"), by and among AICCO Premium Finance Master Trust (f/k/a AIG Credit Premium Finance Master Trust), a Delaware statutory trust, as Issuer ("Trust") and JPMorgan Chase Bank, N.A., as successor-in-interest to Bank One, NA, a national banking association, as trustee (together with its successors in trust under the Base Indenture referred to below, the "Trustee"), to the following documents:

     1. Amendment No. 1, dated as of November 30, 2004, to Series 2003-1 Supplement, dated as of May 15, 2003, by and between AICCO Premium Finance Master Trust (f/k/a AIG Credit Premium Finance Master Trust), a Delaware statutory trust, as Issuer and JPMorgan Chase Bank, as successor-in-interest to Bank One, National Association, a national banking association, as trustee.

     2. Amendment No. 1, dated as of November 30, 2004, to Series 2002-1 Supplement (the "Series 2002-1 Amendment"), dated as of July 30, 2002, by and between AICCO Premium Finance Master Trust (f/k/a AIG Credit Premium Finance Master Trust), a Delaware statutory trust, as Issuer and JPMorgan Chase Bank, as successor-in-interest to Bank One, National Association, a national banking association, as trustee.

     3. Amendment No. 3, dated as of November 30, 2004 to Series 1999-A Supplement, between AICCO Premium Finance Master Trust (f/k/a AIG Credit Premium Finance Master Trust) and JPMorgan Chase Bank, as successor-in-interest to Bank One, National Association, as trustee.

     4. Amendment No. 3, dated as of November 30, 2004 to Series 1999-B Supplement, between AICCO Premium Finance Master Trust (f/k/a AIG Credit Premium Finance Master Trust) and JPMorgan Chase Bank, as successor-in-interest to Bank One, National Association, as trustee.

     5. Amendment No. 3, dated as of November 30, 2004 to Series 1999-C Supplement between AICCO Premium Finance Master Trust (f/k/a AIG Credit Premium Finance Master Trust) and JPMorgan Chase Bank, as successor-in-interest to Bank One, National Association, as trustee.

     6. Amendment No. 3, dated as of November 30, 2004 to Series 1999-D Supplement, between AICCO Premium Finance Master Trust (f/k/a AIG Credit Premium Finance Master Trust) and JPMorgan Chase Bank, as successor-in-interest to Bank One, National Association, as trustee.

     7. Amendment No. 1, dated as of November 30, 2004 to Series 2001-A Supplement between AICCO Premium Finance Master Trust (f/k/a AIG Credit Premium Finance Master Trust) and JPMorgan Chase Bank, as successor-in-interest to Bank One, National Association, as trustee.

         The documents referred to above in 1 through 7 shall be referred to herein collectively as the "Amendments". Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Amendments.

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         WHEREAS, the Issuer and the Trustee are parties to the Amendments, each dated as of November 30, 2004 and effective as of November 30, 2004;

         WHEREAS, in connection with the Amendments, the Indemnity Agreement, dated as of October 15, 2000, as amended, was deemed of no force and effect as of November 30, 2004.

         WHEREAS, the Issuer and the Trustee desire to amend Amendments to (a) change the effective date of the Amendments to January 31, 2005; and (b) change the deemed termination date of the Indemnity Agreement to January 31, 2005;

         WHEREAS, the Issuer and the Trustee desire to amend the Series 2002-1 Amendment to change the definition of "Initial Investor Interest" effective as of January 31, 2005;

         WHEREAS, this Amendment shall only be deemed effective upon receipt of Rating Agency Confirmation;

         NOW, THEREFORE, in consideration of the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

         1. Definitions. Capitalized terms used herein without definition have the respective meanings ascribed thereto in the respective Amendments.

         2. Amendment to Definition in Series 2002-1 Supplement.

          The definition of "Initial Investor Interest" in the Series 2002-1 Supplement shall be replaced in its entirety with the following definition:

          "Initial Investor Interest" means the aggregate initial principal amount of the Notes, which is $483,875,000 effective as of January 31, 2005"

         3. Amendment to Effective Date of Amendments. Each of the Amendments is amended by changing the effective date of such Amendments to January 31, 2005.

         4. Amendment to Effective Date of Termination of Indemnity Agreement. In furtherance of the changes and to further give effect to the definition of Minimum Trust Interest, the Indemnity Agreement, dated as of October 15, 2000, as amended, shall be deemed of no force and effect as of the date hereof January 31, 2005.

         5. Each party represents as to itself that it has duly and validly executed and delivered this Amendment and that, assuming this Amendment has been duly and validly executed and delivered by the other party hereto, this Amendment constitutes the legal, valid and binding obligation of such party, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to creditors rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         6. Except as modified herein, each of the parties hereto acknowledges and agrees that it continues to be bound by each of the terms and provisions of each of the Agreements, which terms and provisions, as amended hereby, shall continue in full force and effect.


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         7. This Amendment may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that both parties need not sign the same counterpart.

         8. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

         9. This Amendment shall be effective as of January 31, 2005.




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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers as of the day and year first above written.

                                             AICCO PREMIUM FINANCE MASTER TRUST,
                                             as Issuer

                                             By: CHASE MANHATTAN BANK
                                                 USA, National Association
                                                 not in its individual capacity
                                                 but solely as Owner Trustee



                                             By:
                                                 -------------------------------
                                                   Name:
                                                   Title:


                                             JPMORGAN CHASE BANK, N.A. as
                                             successor-in-interest to BANK ONE,
                                             NATIONAL ASSOCIATION, as Trustee



                                             By:
                                                 -------------------------------
                                                   Name:
                                                   Title:





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